Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, New York 10022 troutman.com

January 9, 2024

GRIID Infrastructure Inc.

2577 Duck Creek Road

Cincinnati, Ohio 45212

Ladies and Gentlemen:

We have acted as counsel to GRIID Infrastructure Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), (i) the issuance of up to an aggregate of 21,070,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, which consists of (a) up to 13,800,000 shares (the “Public Warrant Shares”) of Common Stock that are issuable upon the exercise of 13,800,000 warrants (the “Public Warrants”), originally issued in the initial public offering of Adit EdtTech Acquisition Corp. (“Adit”) to the holders thereof; and (b) up to 7,270,0000 shares (the “Private Placement Warrant Shares”) of Common Stock that are issuable upon the exercise of 7,270,000 warrants (the “Private Placement Warrants”), originally issued in a private placement concurrently with the initial public offering of Adit; and (ii) the resale by the selling securityholders named in the Prospectus, or their permitted transferees, of up to 42,065,288 shares of Common Stock and 7,270,000 Private Placement Warrants, which consists of (a) up to 33,831,562 shares (the “Outstanding Shares”) of Common Stock issued and outstanding; (b) up to 6,500,000 shares (the “GEM Shares”) of Common Stock issuable pursuant to the Share Purchase Agreement, dated September 9, 2022, between the Company, Griid Holdco LLC, GEM Yield Bahamas Ltd. and GEM Global Yield LLC SC (the “GEM Agreement”); (c) up to 1,733,726 shares (the “GEM Warrant Shares”) of Common Stock issuable pursuant a warrant (the “GEM Warrant”) issued pursuant to the GEM Agreement; and (d) up to 7,270,000 Private Placement Warrants ((i) and (ii) collectively, the “Registered Securities”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related the Prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

The Public Warrants and Private Placement Warrants were issued pursuant to the Amended and Restated Warrant Agreement (the “Warrant Agreement”), dated December 23, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Public Warrants were sold pursuant to an effective registration statement and the Underwriting Agreement (the “Underwriting Agreement”), dated January 11, 2021, by and between the Company and EarlyBirdCapital, Inc., as representative of the underwriters thereunder. The Private Placement Warrants were sold pursuant to a purchase agreement (the “Private Placement Warrants Purchase Agreement”), dated January 11, 2021, by and between the Company and Adit EdTech Sponsor, LLC.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to General Corporation Law of the State of Delaware (the “Corporation Act”), and we express no opinion with respect to any other laws.

For purposes of this opinion letter, we have assumed that:

(i) the Underwriting Agreement, the Warrant Agreement, the Public Warrants, the Private Placement Warrants Purchase Agreement, the Private Placement Warrants, the GEM Agreement and the GEM Warrant (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

(ii) any shares of Common Stock issued by the Company pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Second Amended and Restated Certificate of Incorporation of the Company, as the same may have been further amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company; and

(iv) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Corporation Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i) Assuming the Private Placement Warrants have been issued in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms of the Private Placement Warrants Purchase Agreement, (a) the Private Placement Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (b) the Private Placement Warrant Shares, when issued and paid for upon the exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(ii) Assuming the Public Warrants have been issued in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Public Warrant Shares, when issued and paid for upon the exercise of the Public Warrants in accordance with the terms of the Public Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(iii) Assuming the GEM Warrant has been issued in accordance with the terms of the GEM Agreement and delivered against payment therefor in accordance with the terms of the GEM Agreement, the GEM Warrant Shares, when issued and paid for upon the exercise of the GEM Warrant in accordance with the terms of the GEM Warrant, will be validly issued, fully paid and non-assessable.

(iv) The Outstanding Shares are validly issued, fully paid and non-assessable.

(v) The GEM Shares have been duly authorized and, when issued and sold against payment therefor in accordance with the terms of the GEM Agreement, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP